SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 22, 2002

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	0-24068	76-0190827
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200

HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

ITEM 5.  OTHER EVENTS

                On July 24, 2002, Consolidated Graphics, Inc. (the “Company”) announced its fiscal 2003 first quarter results.  A copy of the press release is attached hereto as Exhibit 99.1.

                On July 24, 2002, the Company held its Annual Meeting of Shareholders (the “Meeting”) for the purpose of (i) electing three Class III directors to serve on the Company’s Board of Directors for terms of three years or until their successors are duly elected and qualified; (ii) adopting the Third Amendment (the “Amendment”) to the Consolidated Graphics, Inc. Long-Term Incentive Plan (the “Incentive Plan”) and the related reservation of an additional 600,000 shares of Common Stock to be available for issuance as provided for under the Incentive Plan (representing 4.5% of total shares outstanding as of the record date) and (iii) transacting such other business that may have properly come before the meeting.

                At the Meeting, Joe R. Davis, James H. Limmer and Dr. Hugh N. West were re-elected to serve as Class III directors on the Company’s Board of Directors until the 2005 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.  Directors continuing in office as Class I directors are Larry J. Alexander and Brady F. Carruth and as Class II directors are Clarence C. Comer and Gary L. Forbes.  In addition to the election of the Class III directors, the adoption of the Third Amendment to the Incentive Plan was approved.

                Voting results were as follows:

	For	Against (1)	Withheld
Election of Class III Directors
Joe R. Davis	10,012,887	3,101,366	700
James H. Limmer	10,012,887	3,101,366	700
Dr. Hugh N. West	10,012,887	3,101,366	700

Proposed Amendment	8,635,620	4,479,333

(1)  In determining the results of voting, abstentions and broker nonvotes have the same effect as a vote against the nominated director or the proposed amendment as applicable.

                On July 22, 2002, the Board of Directors of the Company adopted a resolution providing for regular quarterly meetings of the independent directors (Larry J. Alexander, Clarence C. Comer, Brady R. Carruth, Gary L. Forbes, James H. Limmer and Dr. Hugh West), with Mr. Forbes being designated to preside over such meetings.

                The attached press release may contain forward-looking information.  Readers are cautioned that such information involves known and unknown risks, uncertainties and other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward looking statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBIT

                (A)  EXHIBIT

                The following exhibit is filed herewith:

99.1	Press release of the Company dated July 24, 2002, related to the announcement of the Company’s fiscal 2003 first quarter results.

SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By: /s/ G. Christopher Colville
G. CHRISTOPHER COLVILLE
EXECUTIVE VICE PRESIDENT,
CHIEF FINANCIAL OFFICER
AND SECRETARY

Date:  July 29, 2002